Exhibit 99.1

AGREEMENT
to Contract No. UV/ZGP-2 of November 5, 2006

Moscow
June 2, 2008

This Agreement was concluded between the Limited Liability Company (OOO) Gornaya Corporatsia Zbaykalgeoprom, referred to in Contract No. UV/ZGP-2 of November 5, 2006 hereafter as the “Seller”, in the person of Director General V. I. Feldbush, acting on the basis of the Charter, for the first party, and the Limited Liability Company (OOO) UniverKompani, referred to in the above Contract hereafter as the “Purchaser”, in the person of General Director E. L. Belchenko, acting on the basis of the Charter, for the second party, did conclude this Contract on the below:

1. THE SCOPE OF THE AGREEMENT

1.1 Based on Contract No. UV/ZGP-2 of November 5, 2006, the Seller transferred to the Purchaser man-made tailings belonging to the Seller by right of ownership, according to a Receipt and Transfer Act dated December 6, 2006, in the volume of 10,000 tons to the value of 51,979,000 (fifty-one million, nine hundred and seventy-nine thousand) rubles, and a Receipt and Transfer Act dated December 15, 2006 in the number of 123,271 tons to the value of 640,750,330.9 (Six hundred and forty million, seven hundred and fifty thousand, three hundred and thirty-one) rubles and 90 kopecks. The total volume of property thus accepted by the Purchaser amounted to 133,271 (One hundred and thirty-three thousand, two hundred and seventy-one) tons, for the total value of 692,729,330.9 (Six hundred and ninety-two million, seven hundred and twenty-nine thousand, three hundred and thirty) rubles and 90 kopecks (Invoice No. 1106/OT dated December 6, 2006, No. 1109/OT dated December 15, 2006). The receipt of property was conducted at the goods storage facility of OAO Artel Startelei Soyuz, at the address: B-2, Baley village, Chitinskaya Oblast, Russian Federation.

1.2. The Parties hereby reached an Agreement to return the property accepted by the Purchaser to the Seller, due to the fact that it is not now economically feasible to process the man-made tailings, due to the absence of financial resources or technological facilities to extract precious and rare-earth metals from this type of property. By this Agreement, the Parties affirm the absence of claims against one another under Contract No. UV/ZGP-2, dated November 5, 2006. The Purchaser must perform the return of the above property no later than June 30, 2008.

This Agreement was written up in 2 copies, one for each Party, and each copy has identical legal force.

2. THE ADDRESS AND PAYMENT DATA OF THE PARTIES

SELLER:
OOO Gornaya Korporatsia
INN/KPP: 03130042/031301001
24/2 Ulitsa Belorusskaya, Taksimo village, Muyskiy District, Buryatia, Russian Federation settlement acc.: 4070281060940100045 at Muyskuy OSB: No. 8502,
correspondent acc.: 30101810900000000607
BIC 042520607

[stamp]
[signature] V. I. Feldbush

PURCHASER:
OOO UniverKompani
INN/KPP: 7733171698/773301001
bldg. 7, 6 Leninsky Prospekt, Moscow
settlement acc.: 40702810100000000545
correspondent acc.: 30101810900000000171
BIC: 044579171
AKB (OAO) Azimut

[stamp]
[signature] E. L. Belchenko

ACT
on the return of man-made tailings, received in compliance with
Contract No. UV/ZGP-2 of November 5, 2006

Klichka village,
Chitinskaya Oblast
June 2, 2008

We, the undersigned, on behalf of the Seller, OOO Gornaya Korporatsia Zabaykalgeoprom, Director General V. I. Feldbush, and on behalf of the Purchaser, OOO UniverKompani, Director General E. L. Belchenko, do certify with this Act, that the Purchaser has performed the return, and the Seller has accepted, man-made tailings from the former mining enterprise Nerchinskie Rudniki, in the volume of 133,271 (One hundred and thirty-three thousand, two hundred and seventy-one) tons, previously received by the Purchaser in compliance with Contract No. UV/ZGP-2 dated November 5, 2006 (Receipt and Transfer Acts dated December 6, 2006 and December 15, 2006).

The total cost of man-made tailings accepted by the Seller was determined by the parties in the volume of 692,729,330.9 (Six hundred and ninety-two million, seven hundred and twenty-nine thousand, three hundred and thirty) rubles and 90 kopecks.

On behalf of the Seller: [stamp] [signature] V. I. Feldbush	On behalf of the Purchaser: [stamp] [signature] E. L. Belchenko